UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

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CHAMPION PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	1-7807 Commission File Number	36-2088911 I.R.S. Employer Identification Number

2005 West Avenue B, Hope, Arkansas 71801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (870) 777-8821

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

(a)

On August 31, 2006, Champion Parts, Inc. (the “Company”) issued a press release, furnished as Exhibit 99.1 to this report, announcing that the Company, as buyer, entered into an Asset Purchase Agreement, dated as of August 31, 2006 (the “Purchase Agreement”), between the Company and TAP Holdings LLC, as seller (the “Seller”).  Pursuant to the Purchase Agreement, the Company agreed to acquire, and the Seller agreed to sell, inventory, rights of Seller in certain intellectual property and Seller’s customer lists and related records relating to the Seller’s business of remanufacturing, distributing and selling carburetors and throttle body injectors, which it conducts under the name Tomco Auto Products (the “Tomco Business”).  In consideration for the Tomco Business and upon the closing of the transaction, the Company expects to pay cash consideration of $1.5 million, subject to adjustment as provided in the Purchase Agreement, plus monthly earn-out payments over an eleven year period equal to (i) 7.5% of the net sales of carburetors and throttle body injectors sold by the Company during the three year period following the closing date of the transaction and (ii) 5.0% of the net sales of carburetors and throttle body injectors sold by the Company during the remaining eight years.  The earn-out payments are subject to a $9.5 million cap and other adjustments, as more fully set forth in the Purchase Agreement. Seller’s earn-out obligations will be represented by a non-negotiable note delivered at closing, which note will be secured by a security interest in the inventory acquired from the Seller.  The Seller’s security interest and rights under the non-negotiable note are subordinate to the rights of PNC Bank, National Association under the amended Credit Agreement described below. For a more complete statement on the terms of the Purchase Agreement, a copy is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

(b)

On August 31, 2006, the Company entered into an Amendment No. 2, Consent and Limited Waiver to Revolving Credit, Loan and Security Agreement (the “Amendment”) amending the Revolving Credit, Loan and Security Agreement between the Company and PNC Bank, National Association (the “Credit Agreement”).  The Amendment sets forth the terms for the following:  (i) consent of the lenders under the Credit Agreement to the acquisition of the Tomco Business, as described above, (ii) modification of the inventory advance rate, which, in certain cases, is used to determine the amount the lender is committed to advance to the Company, (iii) extension of the Credit Agreement for one year, (iv) amendment of the fixed charge coverage ratio required to be maintained by the Company; and (v) waiver by the lenders of a default by the Company relating to its failure to maintain the fixed charge coverage ratio for the quarters ended March 31, 2006 and June 30, 2006.  For a more complete statement on the terms of the Amendment, a copy is furnished as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Press release dated August 31, 2006.

Exhibit 99.2

Asset Purchase Agreement dated August 31, 2006.

Exhibit 99.3

Amendment No. 2 to Revolving Credit, Loan and Security Agreement dated August 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2006	Champion Parts, Inc. By: /s/ Jerry A. Bragiel Jerry A. Bragiel President and Chief Executive Officer